EXHIBIT 10.7
LOAN MODIFICATION, EXTENSION, REAFFIRMATION
AND ASSUMPTION AGREEMENT
     THIS LOAN MODIFICATION, EXTENSION, REAFFIRMATION AND ASSUMPTION AGREEMENT (“Agreement”) is dated as of the 9th day of March, 2011 (the “Agreement Date”), and made effective as of the 19th day of January, 2011 (the “Effective Date”), by and among NATIONAL LOAN INVESTORS, L.P., a Delaware Limited Partnership (“Lender”), having an address of 5619 North Classen Blvd., Oklahoma City, Oklahoma 73118, as assignee of Wachovia Bank, National Association (“Wachovia”); SERVIDYNE SYSTEMS, LLC, FOR ITSELF AND AS SUCCESSOR BY MERGER TO THE WHEATSTONE ENERGY GROUP, LLC, a Georgia Limited Liability
     Company, f/k/a WEGI Acquisition, LLC (the “Assumption Borrower”) having an address of 1945 The Exchange, Suite 325, Atlanta, Cobb County, Georgia 30339-2029; and ABRAMS POWER, INC., a Georgia corporation (the “Guarantor”).
RECITALS:
     WHEREAS, pursuant to that certain Assumption Agreement dated as of December 18, 2003, by and between Lender, The Wheatstone Energy Group, Inc. (“Wheatstone”), The Wheatstone Group, LLC, f/k/a WEGI Acquisition, LLC (“WEGI”) and other parties signatory thereto (the “2003 Assumption Agreement”), WEGI assumed and agreed to pay certain loans and related obligations, liabilities, indebtedness and responsibilities as more particularly set forth and described in said 2003 Assumption Agreement (collectively, the “Loans”).
     WHEREAS, pursuant to the 2003 Assumption Agreement the indebtedness evidenced by the Loans and certain documents, agreements, instruments and/or other writings related to the Loans were consolidated, amended, restated and renewed by virtue of that certain Consolidated, Amended and Restated Renewal Note and Security Agreement dated December 18, 2003, by and between Lender, WEGI and Wheatstone (the “2003 Consolidated Note and Security Agreement”), which 2003 Consolidated Note and Security Agreement reflected a revised principal balance of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). (The 2003 Assumption Agreement and the 2003 Consolidated Note and Security Agreement, together with any and all other documents, agreements, instruments and/or other writings of any kind or nature whatsoever related to, concerning and/or arising from any of the foregoing and/or the Loans, however evidenced, and as may now or hereafter be consolidated, amended modified, restated and/or renewed, and whether now or hereafter existing, and further including this Agreement and all documents, agreements, instrument and/or other writings to be executed and/or delivered pursuant to the terms, conditions, provisions and/or requirements hereof, shall hereinafter each be referred to as a “Loan Document” or collectively as the “Loan Documents.”)
     WHEREAS, on or about April 29, 2009, WEGI was merged into Assumption Borrower and Assumption Borrower remained as the surviving entity of such merger, all in accordance with and pursuant to: (i) those certain Articles of Merger of The Wheatstone Energy Group, LLC with and into Servidyne Systems, LLC, dated April 29, 2009 (the “Articles of Merger”); and (ii) that certain Plan of Merger of The Wheatstone Energy Group, LLC with and into Servidyne Systems, LLC, dated April 29, 2009 (the "Plan of Merger;” the Articles of Merger and the Plan of Merger, together will all transactions concerning or related thereto shall hereinafter sometimes be referred to as the “Merger Transaction”).
     WHEREAS, pursuant to the Merger Transaction and O.C.G.A § 14-11-905, Assumption Borrower has succeeded to and acquired all of the assets and property of WEGI, including, but not limited to, the Collateral (as such term is used and defined in the 2003 Assumption Agreement), subject to the Loan Documents, and has assumed and is liable for all obligations, liabilities, indebtedness and payments of all sums due under the Loan Documents, as well as the performance of any and all obligations of WEGI under the Loan Documents, subject to the terms of this Agreement. Lender is willing to enter into this Agreement, allow and evidence the modification, extension, reaffirmation and the assumption of the Loans and the Loan Documents, provided that the terms of this Agreement and accompanying Modification Notes (as such term is hereinafter defined) are executed and delivered to Lender.
     In consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Incorporation of Recitals. All the above-referenced Recitals are hereby specifically incorporated herein by reference hereto.
     2. Conditions Precedent to Approval of Assumption by Lender. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction is specifically waived in writing by Lender:
     A. Execution and delivery by Assumption Borrower of that certain Modification and Extension Promissory Note and Security Agreement No. 1 (“Modification Note No. 1”) of even date herewith (in form and content as set forth and described on Exhibit A-1, attached hereto and by this reference made a part hereof) relative to the Loans and the 2003 Consolidated Note and Security Agreement in the consolidated, amended and restated amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00), with modification of the maturity date, and related modifications and amendments to other Loan Documents as deemed necessary by Lender, and as set forth herein and/or therein.
     B. Execution and delivery by Assumption Borrower of that certain Modification and Extension Promissory Note and Security Agreement No. 2 (“Modification Note No. 2;” Modification Note No. 1 and Modification Note No.2 shall hereinafter sometimes each be referred to as a “Modification Note” or collectively as the “Modification Notes”) of even date herewith (in form and content as set forth and described on Exhibit A-2, attached hereto and by this reference made a part hereof) relative to the Loans and the 2003 Consolidated Note and Security Agreement in the consolidated, amended and restated amount of EIGHT HUNDRED FIFTY-SEVEN THOUSAND TWO HUNDRED FIFTEEN AND 49/100 DOLLARS ($857,215.49), with modification of the maturity date, and related modifications and amendments to other Loan Documents as deemed necessary by Lender, as well as such provisions as contained therein relating to a reduced settlement of amounts owed under and pursuant to the Loans and the Loan Documents, and as set forth herein and/or therein.
     C. Execution and delivery by Guarantor of that certain Unconditional Guaranty of Payment and Performance (the “Abrams Guaranty”) of even date herewith in form and content as set forth and described on Exhibit A-3, attached hereto and by this reference made a part hereof.
     D. Lender shall be provided, all in form and content wholly satisfactory to Lender in all respects, with UCC-11 Certified Searches from the Georgia Superior Court Clerk’s Cooperative Authority and such other jurisdictions, agencies and authorities as deemed necessary or desirable by Lender, together with applicable UCC-3 Amendments and UCC-1 Financing Statements in the name of Assumption Borrower, WEGI and such other parties as Lender may request or deem necessary, and such other forms or documents related thereto as Lender may request or require, evidencing, to Lender’s sole, absolute and complete satisfaction, discretion and judgment, that Lender shall maintain its first-priority security interest in and security title to all its Collateral and shall receive new or amended MV-1’s on all current and new motor vehicle Collateral, showing and maintaining Lender’s first-priority security interest in and security title to all such new motor vehicle Collateral.
     E. Delivery to Lender of evidence of insurance on the Collateral in all respects satisfactory to Lender and as may otherwise be required under the Loan Documents and naming Lender as loss payee, additional insured and/or mortgagee (as applicable) in the priority of Lender’s security interests, showing Assumption Borrower as the named insured party.
     F. Delivery to Lender of the Articles of Organization and the Operating Agreement of Assumption Borrower, and appropriate authorizing and consent resolutions, all in form and content wholly and completely acceptable to Lender, of Assumption Borrower authorizing the terms of this Agreement, the transactions contemplated herein and the documents, instruments and/or other writing to be delivered in connection herewith.

     G. Delivery to Lender of the Articles of Incorporation and the Bylaws of Guarantor, and appropriate authorizing and consent resolutions, all in form and content wholly and completely acceptable to Lender, of Guarantor authorizing the terms of this Agreement, the Abrams Guaranty and the transactions contemplated herein and therein and the documents, instruments and/or other writing to be delivered in connection herewith and therewith.

     H. Assumption Borrower to execute and deliver to Lender an Affidavit Regarding Business Assets in form and substance wholly and completely and in all respects satisfactory to Lender.
     I. Without limiting the generality of any provision of this Agreement or the Loan Documents, Lender shall be reimbursed by the Assumption Borrower for the payment of all fees and out-of-pocket disbursements incurred by the Lender in any way arising from or in connection with this Agreement and the Loan Documents, including, without limitation, the fees of legal counsel for the preparation, examination and approval of documents in connection with the drafting of this Agreement and related documents or relating to the enforcement or amendment of this Agreement or any of the Loan Documents.
     J. As a condition precedent to Lender’s acceptance and agreement to this Agreement and the transactions contemplated hereby, Lender shall be furnished with a complete and accurate schedule of all new vehicle and existing vehicle Collateral, which shall consist of all vehicles, i.e., trucks and cars, that are currently unencumbered (excepting any liens, security interests and/or other encumbrances in favor of Lender), and that are currently owned of record by or titled in the name of WEGI, and which shall be transferred of record to Assumption Borrower and/or titled in the name of Assumption Borrower on or prior to the date hereof, or have been previously transferred of record to Assumption Borrower and/or title in the name of Assumption Borrower on or prior to the date hereof (the “WEGI Borrower Vehicle Collateral”) which term shall also be deemed to be part of the “Collateral” globally as described herein, in the Modification Notes and other Loan Documents. Lender further shall be furnished with the original vehicle titles, and the parties shall cooperate with each other to cause Lender’s liens to be filed with the appropriate recording authorities as deemed appropriate and/or necessary by Lender.
     K. As a condition precedent to Lender’s acceptance and agreement to this Agreement and the transactions contemplated hereby, Lender shall be furnished with a complete and accurate schedule of all new vehicle and existing vehicle Collateral, which shall consist of all vehicles, i.e., trucks and cars, that are currently unencumbered (excepting any liens, security interests and/or other encumbrances in favor of Lender), and that are currently owned by Assumption Borrower (“Assumption Borrower Vehicle Collateral;” the WEGI Borrower Vehicle Collateral and the Assumption Borrower Vehicle Collateral shall hereinafter sometimes be collectively referred to as the "Borrower Vehicle Collateral” and such term shall also be deemed to be part of the “Collateral”), which term shall also be deemed to be part of the “Collateral” globally as described herein, in the Modification Notes and other Loan Documents. Lender further shall be furnished with the original vehicle titles, and the parties shall cooperate with each other to cause Lender’s liens and/or security interests to be filed with the appropriate recording authorities as deemed appropriate and/or necessary by Lender.
     3. Reserved.
     4. Reaffirmation and Assumption of Obligation and Agreement to Pay. The Assumption Borrower hereby reaffirms, expressly assumes and agrees to be bound by and to repay all indebtedness owed to the Lender under, and evidenced by, the Loan Documents and to pay the same to any person, corporation, or entity who holds the Loan Documents by assignment from the Lender. The Assumption Borrower hereby acknowledges the receipt of copies of the Loan Documents. As an inducement to the Lender to enter into this Agreement, Assumption Borrower agrees that it will pay or cause to be paid directly to the Lender or in accordance with directions received from the Lender all payments due under such documents, regardless of any right of set off, counterclaim, or other defense which WEGI may have had, or that Assumption Borrower had or presently has, with respect to Lender, this Agreement and/or any of the Loan Documents. The Assumption Borrower agrees to execute and deliver all instruments and take all actions as the Lender from time to time may require and/or request, as determined in Lender’s sole and absolute discretion and judgment, in order that Lender shall obtain the full benefit of this Agreement and shall have the rights and powers herein created. Further, Assumption Borrower hereby further acknowledges and agrees, that in additional to the reaffirmation and assumption of the indebtedness evidenced by the Loan Documents and the Loan Documents themselves, Assumption Borrower, by virtue of the Merger Transaction and O.C.G.A. § 14-11-905(4) has succeeded to and is responsible for all obligations and liabilities of WEGI, which obligations and liabilities include all obligations and liabilities of the Loan and pursuant to the Loan Documents.
     5. Consent of the Lender. The Lender expressly consents to the reaffirmation and assumption by the

Assumption Borrower of the Loan Documents pursuant to the terms of this Agreement, and upon the execution of this Agreement by the Assumption Borrower.
     6. Balance Due on 2003 Consolidated Note and Security Agreement. The loan balance of the 2003 Consolidated Note and Security Agreement is hereby amended, modified and restated by virtue of the Modification Notes to be executed and delivered simultaneously herewith, the terms of such Modification Notes which are incorporated herein by this reference. The Assumption Borrower acknowledges and agrees that Assumption Borrower shall be wholly and completely responsible for any possible discharge of indebtedness or cancellation of debt income assessed against Assumption Borrower as a result of, arising from or relating to any reduction of the balance of the loan indebtedness of the 2003 Consolidated Note and Security Agreement as may be amended, modified and restated by the Modification Notes and as otherwise affected by and subject to the terms and provisions of this Agreement.
     7. No Waiver of Rights. Except as expressly stated herein with regard to the modifications to the Loan Documents, nothing contained in this Agreement shall be construed as a waiver by the Lender of the right to enforce against Assumption Borrower any and all of Lender’s rights under the Loan Documents, and the Lender expressly reserves all such rights as against the Assumption Borrower, without reduction, diminishment or modification of any and all such rights. Assumption Borrower agrees that this Agreement and all covenants, designations, and directions herein contained are irrevocable and coupled with an interest, and that Assumption Borrower will not, without the express written consent of the Lender, take any action which is inconsistent with this Agreement.
     8. Waiver and Consent; Grant of Security Agreement. The Assumption Borrower hereby expressly consents to, ratifies, and waives any objection to this Agreement and any other agreement that amends, modifies and/or restates all or any part of the Loan Documents. The Assumption Borrower agrees that the Security Agreements (as such term is defined in the 2003 Assumption Agreement) and all Collateral associated herein shall continue in full force and effect, that any addition of or to the Borrower Vehicle Collateral or any other Collateral shall not lessen or release any obligations owed hereunder or under the Loan Documents, this Agreement, the Modification Notes or otherwise by the Assumption Borrower and/or any obligors, guarantors, sureties or accommodation parties thereto, and that the Assumption Borrower shall not be discharged or released in whole or in part by this Agreement. In addition, the Assumption Borrower acknowledges that its obligations under the Loan Documents and this Agreement shall be continuing, absolute, and unconditional and shall remain in full force and effect until the indebtedness of the Loans as evidenced by the Loan Documents, including but not limited to the Modification Notes, are indefeasibly paid and satisfied in full. Further, all parties acknowledge that any prior, present or future release and/or discharge of any obligors, guarantors, sureties and/or other accommodation parties with respect to all or any of the Loan Documents and any obligations, liabilities, indebtedness or responsibilities thereof shall not, does not presently, and will not at any time in the future cause a novation, discharge, or a loss of priority of the obligations owed by the Assumption Borrower and of the status of the Collateral securing the Loans, the Modification Notes and the other Loan Documents.
The entire agreement of the parties with respect to the Loans is set forth in the Loan Documents and this Agreement and accompanying Modification Notes, and such instruments supersede any prior or contemporaneous oral or written understandings to the contrary.
Assumption Borrower hereby acknowledges and agrees that the Loan Documents are in full force and effect enforceable in accordance with their terms against Assumption Borrower and all other parties signatory thereto and have not been amended or modified, except as referenced in this Agreement or the Modification Notes. The Borrower Vehicle Collateral is hereby pledged to Lender, and a security interest is created therein, as additional Collateral for the entire indebtedness evidenced by this Agreement, the Modification Notes and all other Loan Documents, and this Agreement shall be deemed to, and hereby does, amend the prior security agreements executed in connection with the Loans. Lender is directed to file any documents and instruments necessary to evidence the Borrower Vehicle Collateral pledge herein granted or any other Collateral previously, herein or hereby, or in the future pledged and/or granted to Lender to secure any obligations, liabilities, indebtedness and/or responsibilities under this Agreement, the Modification Notes and/or any of the other Loan Documents, all of which now or may hereafter exist.
     9. Waiver of Notification and Right of Redemption. Pursuant to O.C.G.A. §11-9-624, Assumption Borrower hereby releases and waives any and all rights that such party may have under the Loan Documents or the Uniform Commercial Code, as codified in Official Code of Georgia Annotated, to: (i) notice of the disposition of any of the Collateral that Lender may hereinafter seek to sell or liquidate in order to satisfy the amounts outstanding under the

Loans, pursuant to O.C.G.A. §11-9-611; (ii) redeem the Collateral, pursuant to O.C.G.A. §11-9-623; or (iii) require the disposition of the Collateral, pursuant to O.C.G.A. §11-9-620.
     10. Acknowledgment of Liquidation Options and Waiver of Objections. Assumption Borrower hereby expressly acknowledges and agrees that any one of a public outcry auction, sealed bid auction, or private sale will each constitute commercially reasonable methods for the sale of any of the Collateral that Lender may later seek to liquidate, as defined by the Uniform Commercial Code, as adopted and codified in the Official Code of Georgia Annotated. Assumption Borrower hereby forever waives and releases any and all defenses, whether relating to the form, manner, or commercial reasonableness of the sale of any of the Collateral that it may have or seek to assert against Lender with regard to any actions or proceedings by Lender to collect from Assumption Borrower and/or any obligor, guarantor, surety and/or accommodation party, with respect to all or any portion of the obligations, liabilities and/or indebtedness evidenced by this Agreement, the Modification Notes, any of the Loans and/or any of the other Loan Documents, all with respect to any and all balances or deficiency balances that may remain under this Agreement, any of the Modification Notes, any of the Loans and/or any of the other Loan Documents after the sale of any Collateral securing the Loans.
     11. Sale of Collateral. During the term of this Agreement Assumption Borrower shall not, without the prior written consent of Lender, transfer, assign, pledge, encumber, hypothecate, gift, sell or otherwise convey any assets that either (i) comprise a portion of the Collateral (other than Inventory [as such term is defined in the 2003 Assumption Agreement]) for repayment of the Loans, the Modification Notes and/or any other obligations, liabilities or indebtedness evidenced by any of the Loan Documents; or (ii) have been purchased with the proceeds from the sale of the Collateral (other than Inventory) that secured repayment of the Loans, the Modification Notes and/or any other obligations, liabilities or indebtedness evidenced by any of the Loan Documents without prior written approval from Lender; provided, however, Assumption Borrower may, during any rolling three-month period, transfer, assign, pledge, encumber, hypothecate, gift, sell or otherwise convey an amount of assets whose aggregate value does not exceed TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00), without the consent of or notice to Lender. Should such a conveyance occur, however; Assumption Borrower shall notify Lender in writing no later than 5 business days after such a conveyance, only if the conveyance consists of either: (a) a single transaction of an asset having a value of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00); or (b) a single transaction of a group of assets that jointly has a value of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00). It is also provided that this contemplated sale of part of the Collateral as outlined herein shall not be allowed should Assumption Borrower be delinquent in any of its obligations to Lender at the proposed time of the Collateral conveyance.
     12. Events of Default. A violation of any of the terms, conditions, covenants, and/or provisions of this Agreement shall constitute a material event of default under the Loan Documents, whereupon all indebtedness owing under the Loan Documents shall, at the sole discretion and option of the Lender, immediately become due and payable in full by the Assumption Borrower, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived.
     13. UCC Financing Statements. If there are any UCC-1 Financing Statements filed to perfect the Lender’s security interests in any personal Collateral as collateral for the Loan, Assumption Borrower shall fully cooperate with Lender regarding the filing of new UCC-1 Financing Statements naming and/or adding the Assumption Borrower as a “debtor” for filing in all jurisdictions deemed necessary or desirable by the Lender. The Assumption Borrower shall pay all filing fees incurred in connection with the filing of UCC-1 Financing Statements and any Motor Vehicle Lien Registrations (as such term is defined in the Loan Documents).
     It is further agreed that Assumption Borrower, on or prior to the full execution and delivery of this Agreement shall provide to Lender the following:
a.	UCC’s and MV-1’s filed in all required locations for Servidyne Systems, LLC; and

b.	insurance policies on those items of Collateral that have insurance policies previously given to Lender, i.e., motor vehicle Collateral, any other Borrower Vehicle Collateral and any other Collateral as Lender may request.

     It is expressly agreed and intended by all of the parties that the Merger Transaction shall not operate to create any novation, discharge or lessening of all obligations or liabilities of the Assumption Borrower and/or any other obligor, guarantor, surety and/or accommodation party of any obligations, liabilities and/or indebtedness evidenced by this Agreement, the Modification Notes, any of the Loans and/or any of the other Loan Documents, and that no other documents shall be necessary to evidence this agreement and intention.
     In connection with the UCC and MV-1 filings, Assumption Borrower authorizes Lender to pre-file the financing statements and other documentation as outlined herein or as otherwise requested or required by Lender.
     14. Amendment. This Agreement and the Loan Documents may be amended, modified, or discharged only in writing.
     15. Delay No Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance shall impair any such right or power, or shall such delay or omission be construed to be a waiver thereof by the Lender.
     16. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     17. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses, sections, or articles contained in this Agreement shall not affect the validity or enforceability of the remaining portions or any part thereof.
     18. Governing Law. This Agreement has been executed and shall be performed in the State of Georgia and, notwithstanding any principles of conflicts of laws, the internal laws of the State of Georgia shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.
     19. Merger Transaction. Assumption Borrower shall provide to the Lender copies of any and all documents requested by Lender relating to the Merger Transaction.
     20. Reserved.
     21. Representations and Warranties. Lender is relying upon Assumption Borrower’s and representations and warranties in entering into this Agreement; and the Assumption Borrower makes these representations and warranties for the purpose of influencing the decision of Lender with respect to the provisions of this Agreement.
A.	Assumption Borrower Representations and Warranties:
     The Assumption Borrower represents and warrants to the Lender that: (i) all financial statements and other financial information delivered to the Lender by the Assumption Borrower fairly represents the financial condition of the Assumption Borrower, and no material adverse changes in its financial condition, business or operations of the Assumption Borrower have occurred since the date(s) of the most recently furnished financial statements or other information; (ii) the Assumption Borrower is a duly organized limited liability company under the laws of the State of Georgia, and the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Assumption Borrower; (iii) that Assumption Borrower is the surviving entity of a prior merger with WEGI, which merger was and is evidenced by the documents relating to the Merger Transaction as set forth above, and that Assumption Borrower has succeeded to all the assets and property and liabilities and obligations of WEGI, without limitation or exception, pursuant to O.C.G.A. § 14-11-905; (iv) upon the execution of this Agreement and accompanying Modification Notes, the Loan Documents, as so amended and modified herein, shall continue to and will hereafter constitute continuing, valid and binding obligations of the Assumption Borrower enforceable against the Assumption Borrower in accordance with their terms; (v) the execution and delivery of this Agreement and the performance of its obligations under the Loan Documents do not and will not violate or conflict with any order, writs, injunction or decree of any court, administrative agency or any other governmental authority applicable to the Assumption Borrower or the Collateral or any agreement by which the Assumption Borrower is bound; (vi) the execution and delivery of this Agreement and the performance of the Loan Documents by Assumption Borrower will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or property of the Assumption Borrower, except as contemplated by the terms of the Loan Documents; (vii) there is no action, suit or proceeding at law or in equity or by or before any governmental agency or arbitral body now pending or overtly threatened against it or the Collateral other than as set forth in Schedule 21-A(i) of this Agreement, which is attached hereto and made a part hereof; (viii) all verbal and written information furnished by Assumption Borrower to Lender as part of the negotiations of this Agreement are truthful, accurate, and not misleading in the context in which presented; and (ix) Assumption Borrower acknowledges that no event of default under the Loan Documents has occurred and is continuing, except as set forth and described on Schedule 21-A (ii) of this Agreement, which is attached hereto and made a part hereof.
     22. Waiver and Release. To induce Lender to enter into this Agreement, Assumption Borrower acknowledges that it does not have, either directly or indirectly, for itself or as successor to WEGI, any claim, offset, defense, damages, or cause of action against Lender, Lender’s transferees, successors, representatives, agents, employees, attorneys, assigns, predecessors, subsidiaries, affiliates, divisions and/or other related entities, including, but not limited to, Wachovia Bank, National Association, and also Lender’s attorneys, agents, officers, directors, and employees (collectively, “Released Parties”) that would reduce or diminish Assumption Borrower’s liability to Lender pursuant to the Loan Documents as to the Loans, the Modification Notes, this Agreement or otherwise and that Assumption Borrower does not have any claim, offset, defense or cause of action based upon any acts or omissions of any of the Released Parties relating to the Collateral, the Loans, any of the Loan Documents, the Modification Notes, this Agreement or otherwise, or the administration of any of the foregoing thereof (collectively, the “Borrower Claims”) against the Released Parties, or any of them; or, the extent that Assumption Borrower does claim to have previously had or currently have any such Borrower Claims against any of the Released Parties as described hereinabove, whether choate or inchoate, whether now known or unknown, whether in law or in equity, which Assumption Borrower and/or WEGI previously may have had or currently may have, then Assumption Borrower does hereby waive any and all said past and present Borrower Claims and does hereby release and covenant not to sue the Released Parties for past and present Borrower Claims up to and through the date hereof.
     23. Representation of Parties. In executing this Agreement, each of the parties hereto represents, warrants and certifies that it has received independent legal counsel and advice from its respective attorneys with regard to the facts involved in connection with the controversies set forth in this Agreement and subject matter hereof, and with regard to the rights or asserted rights arising out of said controversies, if any. In accepting the consideration referred to herein and in executing and delivering this Agreement, each of the parties does so with the full knowledge of any and all rights which each now has or, in the future, may have in connection with the aforementioned controversies, if any. This Agreement shall not be construed against the drafter.
     24. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereof and their respective heirs, executors, administrators, legal representatives, successors, assigns and affiliates. Whenever in this Agreement reference is made to any party or other person or entity such reference shall be deemed to include a reference to the heirs, executors, representatives, successors, assigns, and affiliates of such party. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. This Agreement may not be changed, discharged or terminated orally, but only by an instrument in writing signed by the parties against whom the enforcement of the change, waiver, discharge or termination is sought.
     25. Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not he affected thereby, but rather shall be enforced to the greatest extent permitted by law.
     26. Entire Agreement. The parties hereto do further agree that the provisions contained herein constitute the entire agreement of the parties as of this date, and that the terms hereof are contractual and not mere recitals.
     27. Headings. The headings and captions used herein are provided for convenience of reference only and shall not be employed in the construction of this Agreement.

     28. Time of the Essence. Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal and delivered by authority duly given and, where appropriate, to have their respective seals to be hereunto affixed and attested by the duly empowered officers, an as of the date first above written.

LENDER:
Signed, sealed and delivered in the presence of:	NATIONAL LOAN INVESTORS, L.P.

/s/ Freed Stone	By:		/s/ [illegible]	(SEAL)

Witness	Title: Managing General Partner

/s/ Ramona L. Klopfenstein			[COMPANY SEAL]
Notary Public

ASSUMPTION BORROWER:
Signed, sealed and delivered in the presence of:	SERVIDYNE SYTEMS, LLC, a Georgia limited liability company, for itself and as successor by merger to THE WHEATSTONE ENERGY GROUP LLC, a Georgia limited liability company, f/k/a WEGI Acquisition, LLC

By: Abrams Power, Inc., a Georgia Corporation, its Sole Member and Manager

/s/ [illegible]		By:	/s/ Alan R. Abrams	(SEAL)

Witness			Title: Chairman

/s/ Donna Kelley		Attest:	/s/ Rick Paternostro	(SEAL)

Notary Public			Title: CFO

[CORPORATE SEAL]
GUARANTOR:
Signed, sealed and delivered in the presence of:	ABRAMS POWER, INC., a Georgia corporation

/s/ [illegible]	By:		/s/ Alan R. Abrams	(SEAL)

Witness	Title: Alan R. Abrams, Chairman

/s/ Donna Kelley	Attest:	/s/ Mark Thomas		(SEAL)

Notary Public		Title: CFO

[CORPORATE SEAL]

EXHIBIT “A-1”
FORM OF MODIFICATION NOTE NO.1
MODIFICATION AND EXTENSION PROMISSORY NOTE AND SECURITY AGREEMENT NO. 1
     THIS MODIFICATION AND EXTENSION PROMISSORY NOTE AND SECURITY AGREEMENT NO. 1 (together with that certain Modification and Extension Promissory Note and Security Agreement No.2 of even date herewith in the principal amount of EIGHT HUNDRED FIFTY-SEVEN THOUSAND TWO HUNDRED FIFTEEN AND 49/100 DOLLARS ($857,215.49) (the “Related Note”)) is an amendment, restatement, renewal, modification and extension of that certain Consolidated, Amended and Restated Renewal Note and Security Agreement dated December 18, 2003, by and among National Loan Investors, L.P., The Wheatstone Energy Group, Inc. and WEGI Acquisition, LLC (the “2003 Consolidation Note”).

Atlanta, Georgia

Effective Date: January 19, 2011	Principal Amount: $150,000.00
     THIS MODIFICATION AND EXTENSION PROMISSORY NOTE AND SECURITY AGREEMENT NO. 1 (this “Note”) is dated as of the 9th day of March, 2011 (the “Agreement Date”), and made effective as of the 19th day of January, 2011 (the “Effective Date”), between and among NATIONAL LOAN INVESTORS, L.P., a Delaware Limited Partnership (“Lender”), having an address of 5619 North Classen Blvd., Oklahoma City, Oklahoma 73118, as assignee of Wachovia Bank, National Association (“Wachovia”); and SERVIDYNE SYSTEMS, LLC, a Georgia Limited Liability Company (the “Borrower”) having an address of 1945 The Exchange, Suite 325, Atlanta, Cobb County, Georgia 30339-2029.
RECITALS:
     WHEREAS, pursuant to that certain Assumption Agreement dated as of December 18, 2003, by and between Lender, The Wheatstone Energy Group, Inc. (“Wheatstone”), The Wheatstone Group, LLC, f/k/a WEGI Acquisition, LLC (“WEGI”) and other parties signatory thereto (the “2003 Assumption Agreement”), WEGI assumed and agreed to pay certain loans and related obligations, liabilities, indebtedness and responsibilities as more particularly set forth and described in said 2003 Assumption Agreement (collectively, the “Loans”).
     WHEREAS, pursuant to the 2003 Assumption Agreement the indebtedness evidenced by the Loans and certain documents, agreements, instruments and/or other writings related to the Loans were consolidated, amended, restated and renewed by virtue of the 2003 Consolidation Note.
     WHEREAS, on or about April 29, 2009, WEGI was merged into Borrower and Borrower remained as the surviving entity of such merger, all in accordance with and pursuant to: (i) those certain Articles of Merger of The Wheatstone Energy Group, LLC with and into Servidyne Systems, LLC, dated April 29, 2009 (the “Articles of Merger”); and (ii) that certain Plan of Merger of The Wheatstone Energy Group, LLC with and into Servidyne Systems, LLC, dated April 29, 2009 (the “Plan of Merger;” the Articles of Merger and the Plan of Merger, together with all transactions concerning or related thereto shall hereinafter sometimes be referred to as the “Merger Transaction”).
     WHEREAS, pursuant to the Merger Transaction and O.C.G.A § 14-11-905, Borrower has succeeded to and acquired all of the assets and property of WEGI, including, but not limited to, the Collateral (as such term is hereinafter defined).
     WHEREAS, pursuant to that certain Loan Modification, Extension, Reaffirmation and Assumption Agreement of even date herewith by and between Lender and Borrower and other applicable signatory parties thereto (the “2011 Assumption Agreement”), Borrower has assumed and is liable for all obligations, liabilities, indebtedness and payments of all sums due under the Loan Documents, as well as the performance of any and all obligations of WEGI under the Loan Documents.

     WHEREAS, Borrower is executing and delivering this Note in accordance with the terms, provisions, and requirements of the 2011 Assumption Agreement and to further evidence the indebtedness of Borrower under the Loan Documents as so modified, extended, reaffirmed and assumed pursuant to the 2011 Assumption Agreement, this Note, the Related Note and other applicable Loan Documents. (The 2003 Assumption Agreement, the 2003 Consolidation Note, this Note, the Related Note and the 2011 Assumption Agreement, together with any and all other documents, agreements, instruments and/or other writings of any kind or nature whatsoever related to, concerning and/or arising from any of the foregoing and/or the Loans, however evidenced, and as may now or hereafter be consolidated, amended modified, restated and/or renewed, and whether now or hereafter existing, and all documents, agreements, instrument and/or other writings to be executed and/or delivered pursuant to the terms, conditions, provisions and/or requirements hereof, shall hereinafter each be referred to as a “Loan Document” or collectively as the “Loan Documents.”)
     NOW, THEREFORE, for and in consideration of the mutual benefits to be derived herefrom and the further consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), paid by Borrower, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
     1. All terms, conditions and provisions of the various documents (including but not limited to the Loan Documents) evidencing the Loans as referenced above as well as the recitals set forth hereinabove in this Note, are specifically incorporated herein by this reference, and are deemed amended and modified by virtue of this Note and accompanying 2011 Assumption Agreement.
     2. Effective as of the Effective Date of this Note, the Loan Documents for each of the Loans, the 2003 Consolidation Note and the 2003 Assumption Agreement shall be amended and modified as set forth herein, In the event of conflict between the terms, covenants and conditions of the prior Loan Documents for the Loans, the 2003 Consolidation Note and/or the 2003 Assumption Agreement, the terms of the documents executed in connection with this Note shall control. By virtue of this Note, the Related Note and the 2011 Assumption Agreement, Borrower and Lender hereby amend and modify the 2003 Consolidation Note in its entirety as follows:
FOR VALUE RECEIVED, SERVIDYNE SYSTEMS, LLC, a Georgia Limited Liability Company (hereinafter the “Borrower”), as successor by merger and assumption (pursuant to the 2011 Assumption Agreement) to The Wheatstone Energy Group, LLC, f/k/a WEGI Acquisition, LLC, hereby promises to pay to the order of National Loan Investors, L.P., a Delaware Limited Partnership (hereinafter the “Lender”), transferee and assignee of Wachovia Bank, N.A., at its office where borrowed or at such other place as Lender hereafter may direct from time to time in writing, Lender’s initial office being 5619 North Classen Blvd., Oklahoma City, Oklahoma 73118, in immediately available funds of lawful money of the United States, the principal sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00) together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Note. The optional provisions applicable to this Note are checked below.
Repayment:
☑	One payment in full of principal, accrued and unpaid interest and all other charges, fees, costs and/or expenses not previously paid, all of which shall be due on the amended and modified maturity date of October 19, 2011 (“Maturity Date”). The Borrower may NOT borrow, repay and reborrow sums up to the principal amount set forth above, as this is considered a term loan, not a revolving line of credit loan.
Interest:
Payable:
☑	In arrears due on the nineteenth (19th) day of the calendar month immediately following the Effective Date, and on the nineteenth (19th) day of each calendar-month thereafter up until the Maturity Date; whereupon, all principal and all interest and other charges, fees, costs and/or expenses not then paid shall be due and payable in full without further extension.
Payable at the rate per annum of:
☑	Six Percent (6%) Fixed.
In no case shall interest exceed the maximum rate permitted by applicable law.
☑	In addition, Borrower agrees to pay to lender a non-refundable assumption and modification loan fee of EIGHT THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($8,500.00).
Interest will be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.
After demand or maturity (whether by acceleration or otherwise), as applicable, interest on any unpaid balance hereof shall be payable on demand at a rate per annum equal to FIVE PERCENT (5%) above the rate applicable prior to demand or maturity, not to exceed the maximum rate permitted by applicable law.
To the extent not prohibited by law, a late charge of FIVE PERCENT (5%) or the applicable statutory maximum, whichever is greater, shall be assessed on any payment remaining past due for TEN (10) days or more unless; provided, however, that if any applicable statute allows a shorter minimum time period for the imposition of a late charge, such shorter time period shall prevail.
All payments on this Note shall be applied, in accordance with the then current billing statement applicable to this Note, first to accrued interest, then to fees, then to principal due, and then to late charges. Any remaining funds shall be applied to the further reduction of principal. Notwithstanding the foregoing, upon the occurrence of a default hereunder or any other Event of Default, payments shall be applied as determined by Lender in its sole discretion.
☑	The terms and conditions in Security Agreements dated July 26, 2001, dated October 14, 1999, August 24, 2001, October 11, 2001, December 5, 2001, letter agreement dated October 31, 2002, Line of Credit Extension and Modification Agreement dated February 28, 2003, the May 12, 2003 and August 25, 2003 Extension Letters, the 2003 Consolidation Note, the 2003 Assumption Agreement, all between the parties hereto and such other parties as may be signatories thereto, as the same may be amended and/or modified from time to time whether by this Note, the Related Note, the 2011 Assumption Agreement and/or otherwise, shall be considered a part hereof to the same extent as if written herein.

☑	The terms and conditions in a Letter Agreement dated January 19, 2011, as revised and/or amended by letter dated March 9, 2011, and 2011 Assumption Agreement of even date herewith between the Lender, the Borrower and other parties as may be signatories thereto, as the same may be amended, extended or replaced from time to time, shall be considered a part hereof to the same extent as if written herein. It is expressly intended that the 2011 Assumption Agreement shall survive closing and delivery of this Note, the Related Note and all other Loan Documents executed in delivered in connection therewith and/or as a requirement thereof.
       In addition to any other collateral specified herein and in other agreements, to secure the indebtedness evidenced by this Note, together with any extensions, modifications, amendments, restatements or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred or arising, including, without limitation, all sums arising under any ISDA Master Agreement now or hereafter executed between Borrower and Lender and any related schedules and confirmations thereto (hereinafter sometimes referred to as the “Obligations”), except for other indebtedness, obligations and liabilities owing to Lender that constitute: (a) consumer credit as defined in Federal Reserve Board Regulation Z and either subject to the disclosure requirements of Federal Reserve Board Regulation Z or state consumer protection laws; or (b) non-consumer credit if under applicable state law the maximum interest rate for such credit is reduced when secured (herein collectively referred to as “Restricted Debt”), the Borrower does hereby grant to the Lender a security interest in, and does hereby pledge to Lender the following described property: (i) all collateral more particularly described in Security Agreement-Commercial dated July 26, 2001, the Term Loans evidenced by the Note and Security Agreements dated October 14, 1999, August 24, 2001, October 11, 2001 and December 5, 2001, as revised by the Extension Agreement, the May 12, 2003 and August 25, 2003 Extension Letters, the 2003 Consolidation Note, the 2003 Assumption Agreement, the 2011 Assumption Agreement, the Related Note and all other Loan Documents that describe the collateral, between Borrower and Lender, and also that certain Borrower Vehicle Collateral (as such term is defined in the 2011 Assumption Agreement), more fully described in the 2011 Assumption Agreement of even date herewith; and (ii) all property and other collateral described and set forth in Schedule 1, attached hereto and by this reference incorporated herein and made a part hereof, all of which described in (i) and (ii) above whether now owned or hereafter acquired, together with any and all additions and accessions thereto or replacements thereof, returned or unearned premiums from any insurance written in connection with this Note and any products and/or proceeds of any of the foregoing. In no event, however, shall the Lender have a security interest in any goods acquired by the Borrower for personal, family or household purposes more than 10 days after the date of this Note, unless such goods are added to or attached to the Collateral (as hereinafter defined). In addition, to the extent not prohibited by law, the Borrower hereby grants to the Lender a security interest in, and does hereby pledge to Lender: (i) all other property of the Borrower now or hereafter in the possession or control of the Lender (exclusive of any such property in the possession or control of the Lender as a fiduciary other than as agent), including, without limitation, all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any of the Collateral; and (ii) any of Borrower’s deposit accounts (as such term is defined in the Uniform Commercial Code of the State of Georgia, as the same may be amended from time to time (the “Code”), whether such accounts be general or special, or individual or multiple party, held by Lender and upon all drafts, notes, or other items-deposited for collection or presented for payment by the Borrower with the Lender, and the Lender may at any time, without demand or notice, appropriate and apply any of such to the payment of any of the Obligations (except for Restricted Debt), whether or not due. All property described in this paragraph (including but not limited to Schedule 1 of this Note), in which the Borrower, Wheatstone, WEGI or any other party to which Borrower has previously, hereby is, or hereafter becomes a successor thereof (whether by merger, assumption or otherwise) has granted to the Lender a security interest or security title hereunder, is herein collectively referred to as the “Collateral.” If, with respect to any Collateral in the form of investment securities, a stock dividend is declared or any stock split-up made or right to subscribe issued, all the certificates for the shares representing such stock dividend or split-up or right to subscribe will be immediately delivered, duly endorsed, to the Lender as additional Collateral. The Lender shall be deemed to have possession, control and custody of any Collateral actually in transit to it or to any of its officers or agents.
     If at any time the Collateral pledged as security for any of the Obligations shall be or become unsatisfactory to the Lender or should the Lender deem itself insecure, the Borrower will immediately furnish such further property to be held by the Lender as if originally pledged as Collateral hereunder or make such payment on account as will be satisfactory to the Lender.
     The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised at any time or from time to time: (i) to transfer this Note and the Collateral, and any transferee shall have all the rights of the Lender hereunder and the Lender shall be thereafter relieved from any liability with respect to any Collateral so transferred; (ii) to execute at any time in the name of any party hereto and to file one or more financing statements describing the Collateral, which financing statement’s may contain a generic collateral description that is broader than the Collateral and which may describe any agricultural liens or other statutory liens held by Lender; and (iii) to request and receive current financial information from any party liable for all or any part of the Obligations.
     The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised during which time an Event of Default has occurred and is continuing: (i) to receive or take control of any income or other proceeds of any of the Collateral; (ii) to transfer the whole or any part of the Collateral in the name of itself or its nominees; (iii) to vote any investment securities forming a part of the Collateral; and (iv) to notify the obligors on any Obligation to make payment to the Lender of any amounts due thereon.

     Borrower will at Lender’s request maintain insurance on the Collateral in amounts at least equal to the fair market value of the Collateral and against casualty, public liability and property damage risks and such other risks as Lender may request; provided, however, if the Collateral described above is a vehicle(s), Borrower agrees to obtain and maintain liability insurance as required by law and collision and comprehensive insurance with a deductible not exceeding FIVE HUNDRED AND NO/100 DOLLARS ($500.00). All insurance shall be with companies with a Best Insurance Report Rating of B+ or better, and Borrower will pay all premiums for insurance when due. Unless and until requested by Lender, Borrower shall not be required to name Lender as additional insured in such policy or to provide Lender a copy of the policy for or certificate evidencing such insurance, but when and if requested by Lender, the Borrower shall immediately (but no later than five (5) business days): (i) cause all policies of such insurance to specify that Lender is an additional insured as its interests may appear and to provide that such insurance shall not be cancellable by Borrower or the insurer without at least 30 days advance written notice to Lender and that proceeds are payable to Lender regardless of any act or omission of Borrower which would otherwise result in a denial of a claim; and (ii) deliver all policies or certificates thereof (with copies of such policies) to Lender. Borrower is authorized to receive the proceeds of any insurance loss and shall apply such proceeds toward either the repair or replacement of the Collateral or the payment of the Obligations secured hereby, so long as no Event of Default exists hereunder. The undersigned will also pay all taxes and other impositions on the Collateral as well as the cost of repairs or maintenance to the Collateral. If the undersigned fails to maintain such insurance or fails to pay any and all amounts for taxes, repairs, maintenance and other costs, Lender may, at its option, but shall not be required to, purchase such insurance or pay any premium owing with respect to such insurance or pay such amounts for taxes, repairs, maintenance and other costs, and any such sum paid by Lender shall be payable by the Borrower on demand by Lender or at its option may be added to the Obligations and secured hereby. The loss, injury or destruction of the Collateral, with or without the fault of Borrower, shall not release the Borrower from any liability hereunder or in any way affect Borrower’s liability hereunder.
     The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default” hereunder: (i) any failure of any Obligor (which term shall include the Borrower and each endorser, surety or guarantor of this Note) to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder, in any of the Loan Documents or in any other agreement, note, instrument or certificate of any Obligor to the Lender, now existing or hereafter executed in connection with any of the Obligations, including, but not limited to, a loan agreement, if applicable, and any agreement guaranteeing payment of any of the Obligations; (ii) any default of any Obligor in the payment or performance of any other liabilities, indebtedness or obligations to Lender or to allow or permit any other liabilities, indebtedness or obligations to Lender to be accelerated; (iii) any failure of any Obligor to furnish Lender current financial information within a reasonable time after receipt of a written request; (iv) any failure of any Obligor or any Pledgor of any security interest in the Collateral (the “Pledgor”) to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations or any guaranty securing the Obligations; (v) any warranty, representation or statement made or furnished to the Lender by or on behalf of any Obligor or Pledgor in connection with the extension of credit evidenced by this Note proving to have been false in any material respect when made or furnished; (vi) any sale, foreclosure of or material encumbrance to any of the Collateral, or the making of any material levy, seizure or attachment thereof or thereon or the rendering of any material judgment or lien or garnishment or attachment against any Obligor or Pledgor or its Collateral property (the term “material” as used in this subparagraph (vi) shall mean that which would materially impair the ability of Borrower to repay the Obligations when due); (vii) the dissolution, change in control (other than a transfer of control to an affiliate of Borrower; provided that Lender is notified in advance of said transfer and by which Lender consents to and approves in writing and further provided that the transferee assumes the indebtedness evidenced hereby), change of status to an organization, change of type of organization, termination of existence, insolvency, business failure, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower or any other Obligor or Pledgor; (viii) if Borrower, any Pledgor or any Obligor shall change its name, change its principal residence, change its chief executive office, change its status to an organization, change its state of organization, change its type of organization, or change its organizational identification number, as applicable, without giving Secured Party at least thirty (30) days’ prior written notice; (ix) the occurrence of any default or Event of Default (as such term is defined in the Related Note) under the Related Note; or (x) any discontinuance or termination of any guaranty of any of the Obligations by a guarantor.

     Upon the occurrence of an Event of Default (and the expiration of any applicable notice and/or grace periods), to the extent permitted by law, the Lender at its option may terminate any obligation to extend any additional credit or make any other financial accommodation to the Borrower and/or may declare all of the Obligations to be immediately due and payable, all without notice or demand, and shall have in addition to and independent of the right to declare the Obligations to be due and payable and any other rights of the Lender under this Note or any other agreement with any Obligor or any Pledgor, the remedies of a secured party under the Code, including, without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof and to sell or otherwise dispose thereof; and for this purpose, to sign in the name of any Obligor or Pledgor any transfer, conveyance or instrument necessary or appropriate in order for the Lender to sell or dispose of any of the Collateral, and the Lender may, so far as the Borrower can give, authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom, without being liable in any way to any Obligor on account of entering any premises. The Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be. made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, or otherwise given, to the Borrower or Pledgor at the last address shown on the Lender’s records at least ten (10) days before such disposition. Lender may: (i) comply with any applicable state or federal law requirements in connection with a disposition of the Collateral; (ii) sell the Collateral without giving any warranties as to the Collateral; and (iii) specifically disclaim any warranties of title or the like and in so doing any of the foregoing will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If any Obligation (including but not limited to the Note) is a demand instrument, the statement of a maturity date, the requirement for the payment of periodic interest or the recitation of defaults and the right of Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event as Lender in its sole discretion may deem appropriate.
     The rights of the Lender specified herein shall be in addition to, and not in limitation of the Lender’s rights under the Code, or any other statute or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any Loan Documents or any other instrument or agreement executed by the Borrower, any other Obligor or any Pledgor to the Lender. All prior agreements to the extent inconsistent with the terms of this Note shall be construed in accordance with the provisions hereof. Any rights or remedies of the Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of the Lender. This agreement shall bind and inure to the benefit of the heirs, legatees, executors, administrators and assigns of Lender and shall bind all persons who become bound as a debtor to this security agreement.
     The security agreement set forth herein and the security interest in the Collateral created hereby shall terminate only when all of the Obligations have been indefeasibly paid in full and such payments are no longer subject to rescission, recovery or repayment upon the bankruptcy, insolvency, reorganization, moratorium, receivership or similar proceeding affecting the Borrower or any other person. No waiver by the Lender of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Borrower shall bind the heirs, legal representatives, successors and assigns of the Borrower. The Borrower and each endorser, surety or guarantor of this Note, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby severally (i) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever, to the fullest extent permitted by applicable law; (ii) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice whether for a definite or indefinite time; and (iii) agree to remain liable until all of the Obligations are paid in full notwithstanding any impairment, substitution, release or transfer of Collateral or any one or more Borrower or Obligor by the Lender, with or without consideration, or of any extension, modification or renewal. No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing, The Borrower shall pay to the holder on demand all expenses, including reasonable attorneys’ fees and expenses of legal counsel, incurred by the holder in any way arising from or relating to the enforcement or attempted enforcement of the Note, any Loan Document and/or any related guaranty, collateral document or other document and the collection or attempted collection, whether by litigation or otherwise, of the Note. Time is of the essence.

     Borrower acknowledges and agrees that this Note and the Related Note are cross-collateralized; specifically, Borrower agrees that, in the event that any of the security instruments are realized upon, and the proceeds of such realization exceed the primary indebtedness secured thereby, the excess proceeds shall be retained by Lender and applied to the outstanding indebtedness secured by the other security instruments in the order of due date. Lender shall be entitled to retain all proceeds of any realization until all indebtedness secured by either this Note, the Related Note or any other Loan Documents shall have been paid in full. Lender shall have no obligation to release any Collateral pledged pursuant to this Note, the Related Note or any of the other Loan Documents until the entire indebtedness due and payable to Lender has been paid in full.
     Borrower acknowledges that Lender may reproduce by electronic means or otherwise any of the documents evidencing and/or securing the Obligations and thereafter may destroy the original documents. Borrower does hereby agree that any document so reproduced shall be and remain the binding obligation of Borrower, enforceable and admissible in evidence ageing it to the same extent as if the original documents had not been destroyed.
     This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of Georgia, except to the extent that the Code provides for the application of other law with respect to the Collateral. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance shall impair any such right or power, or shall such delay or omission be construed to be a waiver thereof by the Lender. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     In executing this Agreement, each of the parties hereto represents, warrants and certifies that it has received independent legal counsel and advice from its respective attorneys with regard to the facts involved in connection with the controversies set forth in this Agreement and subject matter hereof, and with regard to the rights or asserted rights arising out of said controversies, if any. In accepting the consideration referred to herein and in executing and delivering this Agreement, each of the parties does so with the full knowledge of any and all rights which each now has or, in the future, may have in connection with the aforementioned controversies, if any. This Agreement shall not be construed against the drafter.
     Whenever in this Agreement reference is made to any party or other person or entity such reference shall be deemed to include a reference to the heirs, executors, representatives, successors, assigns, and affiliates of such party. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. This Agreement may not be changed, discharged or terminated orally, but only by an instrument in writing signed by the parties against whom the enforcement of the change, waiver, discharge or termination is sought. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. The parties hereto do further agree that the provisions contained herein constitute the entire agreement of the parties as of this date, except as outlined by the 2011 Assumption Agreement, and that the terms hereof are contractual and not mere recitals.
     IN WITNESS WHEREOF, the Borrower and Lender have executed this Modification and Extension Promissory Note and Security Agreement No. 1 under seal as of the Agreement Date and made and agreed to be effective as of the Effective Date.

BORROWER:
Signed, sealed and delivered in the presence of:	SERVIDYNE SYTEMS, LLC, a Georgia limited liability company, for itself and as successor by merger to THE WHEATSTONE ENERGY GROUP LLC, a Georgia limited liability company, f/k/a WEGI Acquisition, LLC

	By:	Abrams Power, Inc., a Georgia Corporation, its Sole Member and Manager

	By:			(SEAL)
Witness		Title:

	Attest:			(SEAL)
Notary Public	Title:

[CORPORATE SEAL]
[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:
Signed, sealed and delivered in the presence of:	NATIONAL LOAN INVESTORS, L.P.

	By:			(SEAL)
Witness		Title:

[COMPANY SEAL]
Notary Public

SCHEDULE 1 TO MODIFICATION AND EXTENSION PROMISSORY NOTE AND
SECURITY AGREEMENT NO. 1
DESCRIPTION OF ADDITIONAL AND OTHER PROPERTY CONSTITUTING COLLATERAL
(a)	All “Receivables” which means and includes
(1)	any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles (including payment intangibles), or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any person,

(2)	all guarantees, security and liens for payment thereof,

(3)	all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability,

(4)	all insurance, whether now in existence or hereafter acquired relating in any manner whatsoever to a Receivable, and

(5)	all proceeds of any of the foregoing.
(b)	All “Equipment” which means and includes, all machinery, apparatus, equipment, fittings, fixtures and other tangible personal property of every kind and description used in the Borrower’s business operations or owned by the Borrower or in which the Borrower has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor, and shall include, without limitation, all property that would be included in the terms “equipment” or “fixture” as defined in the Uniform Commercial Code and shall further include but not be limited to, all items described and listed on Addendum 1 attached hereto and by this reference made a part hereof.

(c)	All “Inventory” which means and includes all present and future goods in which Borrower has any interest, including merchandise, raw materials, other materials, parts, supplies, work in process and finished products, intended for sale or lease or for display or demonstration or to be furnished under a contract of service, used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower’s business, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from a sale or disposition of any of the foregoing and all documents evidencing and general intangibles relating to any of the foregoing, and Borrower’s books relating to any of the foregoing.

(d)	All “Contracts” which means and includes any agreement, contract, lease, consensual obligation, promise or undertaking irrespective of whether written or oral, whether express or implied, and whether or not legally binding, and any and all rights under any one or more Contracts, whether or not yet earned by performance, and whether or not evidenced by an instrument or chattel paper.

(e)	All “Intellectual Property” which means and includes all rights, priorities and privileges relating to any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; and any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, each of the foregoing whether arising under United States of America, multinational or foreign laws or otherwise, and including, without limitation, any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held; any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; all licenses or other rights to use any of the foregoing, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the foregoing; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

(f)	All balances, credits, deposits, accounts, items, and money of Borrower now or hereafter in the possession or control of or otherwise with Secured Party, including all dividends and distributions on such property or other rights in connection therewith.

(g)	All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (a), (b), (c), (d), (e), or (f) above.

(h)	All general intangibles.

(i)	All securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money.

(j)	All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing).

(k)	Any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

(l)	All goods and other property, whether or not delivered,
(1)	the sale or lease of which gives or purports to give rise to any receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

(2)	securing any receivable,
including without limitation all rights as an unpaid vendor or lienor (including without limitation stoppage in transit, replevin and reclamation) with respect to such goods and other property.

(m)	All items and property listed and described on Addendum 2 attached hereto and by this reference made a part hereof.

(n)	All accessions to, substitutions for, additions to, and all replacements, products and cash and non-cash proceeds of (a), (b), (c), (d), (e), (h), (i), (j), (l) or (m) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the collateral, and any inventory of Borrower now or hereafter acquired with proceeds of any equipment.

EXHIBIT “A-2”
FORM OF MODIFICATION NOTE NO. 2
MODIFICATION AND EXTENSION PROMISSORY NOTE AND SECURITY AGREEMENT NO. 2
     THIS MODIFICATION AND EXTENSION PROMISSORY NOTE AND SECURITY AGREEMENT NO. 2 (together with that certain Modification and Extension Promissory Note and Security Agreement No. 1 of even date herewith in the principal amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) (the “Related Note”)) is an amendment, restatement, renewal, modification and extension of that certain Consolidated, Amended and Restated Renewal Note and Security Agreement dated December 18, 2003, by and among National Loan Investors, L.P., The Wheatstone Energy Group, Inc. and WEGI Acquisition, LLC (the “2003 Consolidation Note”).
Atlanta, Georgia

Effective Date: January 19, 2011	Principal Amount: $857,215.49 (the “Total Principal Amount”)
     THIS MODIFICATION AND EXTENSION PROMISSORY NOTE AND SECURITY AGREEMENT NO. 2 (this “Note”) is dated as of the 9th day of March, 2011 (the “Agreement Date”), and made effective as of the 19th day of January, 2011 (the “Effective Date”), between and among NATIONAL LOAN INVESTORS, L.P., a Delaware Limited Partnership (“Lender”), having an address of 5619 North Classen Blvd., Oklahoma City, Oklahoma 73118, as assignee of Wachovia Bank, National Association (“Wachovia”); and SERVIDYNE SYSTEMS, LLC, a Georgia Limited Liability Company (the “Borrower”) having an address of 1945 The Exchange, Suite 325, Atlanta, Cobb County, Georgia 30339-2029.
RECITALS:
     WHEREAS, pursuant to that certain Assumption Agreement dated as of December 18, 2003, by and between Lender, The Wheatstone Energy Group, Inc. (“Wheatstone”), The Wheatstone Group, LLC, f/k/a WEGI Acquisition, LLC (“WEGI”) and other parties signatory thereto (the “2003 Assumption Agreement”), WEGI assumed and agreed to pay certain loans and related obligations, liabilities, indebtedness and responsibilities as more particularly set forth and described in said 2003 Assumption Agreement (collectively, the “Loans”).
     WHEREAS, pursuant to the 2003 Assumption Agreement the indebtedness evidenced by the Loans and certain documents, agreements, instruments and/or other writings related to the Loans were consolidated, amended, restated and renewed by virtue of the 2003 Consolidation Note.
     WHEREAS, on or about April 29, 2009, WEGI was merged into Borrower and Borrower remained as the surviving entity of such merger, all in accordance with and pursuant to: (i) those certain Articles of Merger of The Wheatstone Energy Group, LLC with and into Servidyne Systems, LLC, dated April 29, 2009 (the “Articles of Merger”); and (ii) that certain Plan of Merger of The Wheatstone Energy Group, LLC with and into Servidyne Systems, LLC, dated April 29, 2009 (the “Plan of Merger;” the Articles of Merger and the Plan of Merger, together with all transactions concerning or related thereto shall hereinafter sometimes be referred to as the “Merger Transaction”).
     WHEREAS, pursuant to the Merger Transaction and O.C.G.A § 14-11-905, Borrower has succeeded to and acquired all of the assets and property of WEGI, including, but not limited to, the Collateral (as such term is hereinafter defined).
     WHEREAS, pursuant to that certain Loan Modification, Extension, Reaffirmation and Assumption Agreement of even date herewith by and between Lender and Borrower and other applicable signatory parties thereto (the “2011 Assumption Agreement”), Borrower has assumed and is liable for all obligations, liabilities, indebtedness and payments of all sums due under the Loan Documents, as well as the performance of any and all obligations of WEGI under the Loan Documents.
     WHEREAS, Borrower is executing and delivering this Note in accordance with the terms, provisions, and requirements of the 2011 Assumption Agreement and to further evidence the indebtedness of Borrower under the Loan Documents as so modified, extended, reaffirmed and assumed pursuant to the 2011 Assumption Agreement, this Note, the Related Note and other applicable Loan Documents. (The 2003 Assumption Agreement, the 2003 Consolidation Note, this Note, the Related Note and the 2011 Assumption Agreement, together with any and all other documents, agreements, instruments and/or other writings of any kind or nature whatsoever related to, concerning and/or arising from any of the foregoing and/or the Loans, however evidenced, and as may now or hereafter be consolidated, amended modified, restated and/or renewed, and whether now or hereafter existing, and all documents, agreements, instrument and/or other writings to be executed and/or delivered pursuant to the terms, conditions, provisions and/or requirements hereof, shall hereinafter each be referred to as a “Loan Document” or collectively as the “Loan Documents.”)
     NOW, THEREFORE, for and in consideration of the mutual benefits to be derived herefrom and the further consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), paid by Borrower, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
     3. All terms, conditions and provisions of the various documents (including but not limited to the Loan Documents) evidencing the Loans as referenced above as well as the recitals set forth hereinabove in this Note, are specifically incorporated herein by this reference, and are deemed amended and modified by virtue of this Note and accompanying 2011 Assumption Agreement.
     4. Effective as of the Effective Date of this Note, the Loan Documents for each of the Loans, the 2003 Consolidation Note and the 2003 Assumption Agreement shall be amended and modified as set forth herein, In the event of conflict between the terms, covenants and conditions of the prior Loan Documents for the Loans, the 2003 Consolidation Note and/or the 2003 Assumption Agreement, the terms of the documents executed in connection with this Note shall control. By virtue of this Note, the Related Note and the 2011 Assumption Agreement, Borrower and Lender hereby amend and modify the 2003 Consolidation Note in its entirety as follows:
FOR VALUE RECEIVED, SERVIDYNE SYSTEMS, LLC, a Georgia Limited Liability Company (hereinafter the “Borrower”), as successor by merger and assumption (pursuant to the 2011 Assumption Agreement) to The Wheatstone Energy Group, LLC, f/k/a WEGI Acquisition, LLC, hereby promises to pay to the order of National Loan Investors, L.P., a Delaware Limited Partnership (hereinafter the “Lender”), transferee and assignee of Wachovia Bank, N.A., at its office where borrowed or at such other place as Lender hereafter may direct from time to time in writing, Lender’s initial office being 5619 North Classen Blvd., Oklahoma City, Oklahoma 73118, in immediately available funds of lawful money of the United States, the principal sum of EIGHT HUNDRED FIFTY-SEVEN THOUSAND TWO HUNDRED FIFTEEN AND 49/100 DOLLARS ($857,215.49) together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Note. The optional provisions applicable to this Note are checked below.
Repayment:
☑	Monthly payments of principal and interest in the amount of SEVEN THOUSAND SEVEN HUNDRED SEVENTY-ONE AND 44/100 DOLLARS ($7,771.44) (each a “Monthly Payment Amount”), beginning on February 19, 2011 and continuing on the nineteenth (19th) day of each month thereafter, until the amended and modified maturity date of January 19, 2016 (the “Maturity Date”), when the entire principal amount then outstanding and unpaid, accrued and unpaid interest and all other charges, fees, costs and/or expenses not previously paid; provided, however, that at any time from the Effective Date through the Maturity Date (the “Discounted Payoff Time Period”), that as an accommodation to Borrower and in consideration of the transactions contemplated and agreed to pursuant to the 2011 Assumption Agreement, and further provided that none of the following has occurred at any time during the Discounted Payoff Time Period: (i) the Borrower has failed to make any payment required under the Related Note and/or this Note in strict accordance and compliance with the terms thereof; (ii) a default, breach, violation or other instance of non-compliance has occurred with respect to the Related Note, the 2011 Assumption Agreement or any other Loan Documents; or (iii) an Event of Default or other default has occurred under this Note (each of the conditions, occurrences and/or events described in (i) through (iii) above shall hereinafter sometimes each be referred to as a “Discounted Payoff Rescission Event” or collectively as the “Discounted Payoff Rescission Events”), then in such event and provided that no Discounted Payoff Rescission Event has occurred at any time during the Discounted Payoff Time Period, Lender hereby agrees to accept a discounted principal payoff (but not a discounted payoff of any other charges, fees, costs of expenses provided hereunder or under any other Loan Documents) in the amount of SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($700,000.00) (the “Discounted Principal Payoff Amount”), which Discounted Principal Payoff Amount shall be accompanied by the full, complete and indefeasible payoff and payment of all accrued and unpaid interest and all other charges, fees, costs and/or expenses not previously paid on the entire balance of this Note, and which accrued and unpaid interest shall be calculated based on the Discounted Principal Payoff Amount rather than the Total Principal Amount provided that no Discounted Payoff Rescission Event has occurred at any time during the Discounted Payoff Time Period. Borrower acknowledges and agrees that the Monthly Payment Amount is based upon an assumed term of One Hundred and Twenty Months (120) as to the Discounted Principal Payoff Amount (rather than the Total Principal Amount) based on a fixed per annum interest rate of Six Percent (6%) as set forth below. Notwithstanding the foregoing or any other term of any other Loan Document to the contrary, in the event of the occurrence of a Discounted Payoff Rescission Event at any time during the Discounted Payoff Time Period, then in such event: (i) Borrower shall have no right or ability whatsoever to avail itself of the Discounted Principal Payoff Amount and Lender shall have no obligation and/or responsibility to accept the Discounted Principal Payoff Amount in satisfaction of the outstanding principal balance of this Note; (ii) all interest accruing from and after the Effective Date, whether previously paid or not, shall be retroactively recalculated from the Effective Date based on the Total Principal Amount (not the Discounted Principal Payoff Amount) and Borrower shall immediately make payment to Lender for all additional interest so retroactively assessed and calculated, with credit given for interest previously paid; (iii) Lender, at Lender’s sole option and discretion shall have the option to recalculate and recast the Monthly Payment Amount based upon the Total Principal Amount (rather than the Discounted Principal Payment Amount); (iv) Borrower shall be responsible, liable and obligated for the full, complete and indefeasible payment of the Total Principal Amount (without right or regard to the Discounted Principal Payoff Amount), all in accordance with the terms and provisions of this Note, the 2011 Assumption Agreement and all other applicable Loan Document, including and giving effect to any and all right and remedies contained therein that may result from the occurrence of Discounted Payoff Rescission Event, any default or Event of Default of this Note or other Loan Documents, including but not limited to any rights to accelerate the indebtedness evidenced by this Note. The Borrower may NOT borrow, repay and reborrow sums up to the Total Principal Amount set forth above, as this is considered a term loan, not a revolving line of credit loan.
Interest:
Payable at the rate per annum of:
☑	Six Percent (6%) Fixed.
In no case shall interest exceed the maximum rate permitted by applicable law.
☑	In addition, Borrower agrees to pay to lender a non-refundable assumption and modification loan fee of ZERO AND 00/100 DOLLARS ($0.00).
Interest will be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.
After demand or maturity (whether by acceleration or otherwise), as applicable, interest on any unpaid balance hereof shall be payable on demand at a rate per annum equal to FIVE PERCENT (5%) above the rate applicable prior to demand or maturity, not to exceed the maximum rate permitted by applicable law.
To the extent not prohibited by law, a late charge of FIVE PERCENT (5%) or the applicable statutory maximum, whichever is greater, shall be assessed on any payment remaining past due for TEN (10) days or more unless;

provided, however, that if any applicable statute allows a shorter minimum time period for the imposition of a late charge, such shorter time period shall prevail.
All payments on this Note shall be applied, in accordance with the then current billing statement applicable to this Note, first to accrued interest, then to fees, then to principal due, and then to late charges. Any remaining funds shall be applied to the further reduction’ of principal. Notwithstanding the foregoing, upon the occurrence of a default hereunder or any other Event of Default, payments shall be applied as determined by Lender in its sole discretion.
☑	The terms and conditions in Security Agreements dated July 26, 2001, dated October 14, 1999, August 24, 2001, October 11, 2001, December 5, 2001, letter agreement dated October 31, 2002, Line of Credit Extension and Modification Agreement dated February 28, 2003, the May 12 and August 25, 2003 Extension Letters, the 2003 Consolidation Note, the 2003 Assumption Agreement, all between the parties hereto and such other parties as may be signatories thereto, as the same may be amended and/or modified from time to time whether by this Note, the Related Note, the 2011 Assumption Agreement and/or otherwise, shall be considered a part hereof to the same extent as if written herein.

☑	The terms and conditions in a Letter Agreement dated January 19, 2011, as revised and/or amended by letter dated March 9, 2011, and 2011 Assumption Agreement of even date herewith between the Lender, the Borrower and other parties as may be signatories thereto, as the same may be amended, extended or replaced from time to time, shall be considered a part hereof to the same extent as if written herein. It is expressly intended that the 2011 Assumption Agreement shall survive closing and delivery of this Note, the Related Note and all other Loan Documents executed in delivered in connection therewith and/or as a requirement thereof.
     In addition to any other collateral specified herein and in other agreements, to secure the indebtedness evidenced by this Note, together with any extensions, modifications, amendments, restatements or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred or arising, including, without limitation, all sums arising under any ISDA Master Agreement now or hereafter executed between Borrower and Lender and any related schedules and confirmations thereto (hereinafter sometimes referred to as the “Obligations”), except for other indebtedness, obligations and liabilities owing to Lender that constitute: (a) consumer credit as defined in Federal Reserve Board Regulation Z and either subject to the disclosure requirements of Federal Reserve Board Regulation Z or state consumer protection laws; or (b) non-consumer credit if under applicable state law the maximum interest rate for such credit is reduced when secured (herein collectively referred to as “Restricted Debt”), the Borrower does hereby grant to the Lender a security interest in, and does hereby pledge to Lender the following described property: (i) all collateral more particularly described in Security Agreement-Commercial dated July 26, 2001, the Term Loans evidenced by the Note and Security Agreements dated October 14, 1999, August 24, 2001, October 11, 2001 and December 5, 2001, as revised by the Extension Agreement, the May 12, 2003 and August 25, 2003 Extension Letters, the 2003 Consolidation Note, the 2003 Assumption Agreement, the 2011 Assumption Agreement, the Related Note and all other Loan Documents that describe the collateral, between Borrower and Lender, and also that certain Borrower Vehicle Collateral (as such term is defined in the 2011 Assumption Agreement), more fully described in the 2011 Assumption Agreement of even date herewith; and (ii) all property and other collateral described and set forth in Schedule 1, attached hereto and by this reference incorporated herein and made a part hereof, all of which described in (i) and (ii) above whether now owned or hereafter acquired, together with any and all additions and accessions thereto or replacements thereof, returned or unearned premiums from any insurance written in connection with this Note and any products and/or proceeds of any of the foregoing. In no event, however, shall the Lender have a security interest in any goods acquired by the Borrower for personal, family or household purposes more than 10 days after the date of this Note, unless such goods are added to or attached to the Collateral (as hereinafter defined). In addition, to the extent not prohibited by law, the Borrower hereby grants to the Lender a security interest in, and does hereby pledge to Lender: (i) all other property of the Borrower now or hereafter in the possession or control of the Lender (exclusive of any such property in the possession or control of the Lender as a fiduciary other than as agent), including, without limitation, all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any of the Collateral; and (ii) any of Borrower’s deposit accounts (as such term is defined in the Uniform Commercial Code of the State of Georgia, as the same may be amended from time to time (the “Code”), whether such accounts be general or special, or individual or multiple party, held by Lender and upon all drafts, notes, or other items-deposited for collection or presented for payment by the Borrower with the Lender, and the Lender may at any time, without demand or notice, appropriate and apply any of such to the payment of any of the Obligations (except for Restricted Debt), whether or not due. All property described in this paragraph (including but not limited to Schedule 1 of this Note), in which the Borrower, Wheatstone, WEGI or any other party to which Borrower has previously, hereby is, or hereafter becomes a successor thereof (whether by merger, assumption or otherwise) has granted to the Lender a security interest or security title hereunder, is herein collectively referred to as the “Collateral.” If, with respect to any Collateral in the form of investment securities, a stock dividend is declared or any stock split-up made or right to subscribe issued, all the certificates for the shares representing such stock dividend or split-up or right to subscribe will be immediately delivered, duly endorsed, to the Lender as additional Collateral. The Lender shall be deemed to have possession, control and custody of any Collateral actually in transit to it or to any of its officers or agents.
     If at any time the Collateral pledged as security for any of the Obligations shall be or become unsatisfactory to the Lender or should the Lender deem itself insecure, the Borrower will immediately furnish such further property to be held by the Lender as if originally pledged as Collateral hereunder or make such payment on account as will be satisfactory to the Lender.
     The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised at any time or from time to time: (i) to transfer this Note and the Collateral, and any transferee shall have all the rights of the Lender hereunder and the Lender shall be thereafter relieved from any liability with respect to any Collateral so transferred; (ii) to execute at any time in the name of any party hereto and to file one or more financing statements describing the Collateral, which financing statement’s may contain a generic collateral description that is broader than the Collateral and which may describe any agricultural liens or other statutory liens held by Lender; and (iii) to request and receive current financial information from any party liable for all or any part of the Obligations.
     The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised during which time an Event of Default has occurred and is continuing: (i) to receive or take control of any income or other proceeds of any of the Collateral; (ii) to transfer the whole or any part of the Collateral in the name of itself or its nominees; (iii) to vote any investment securities forming a part of the Collateral; and (iv) to notify the obligors on any Obligation to make payment to the Lender of any amounts due thereon.
     Borrower will at Lender’s request maintain insurance on the Collateral in amounts at least equal to the fair market value of the Collateral and against casualty, public liability and property damage risks and such other risks as Lender may request; provided, however, if the Collateral described above is a vehicle(s), Borrower agrees to obtain and maintain liability insurance as required by law and collision and comprehensive insurance with a deductible not exceeding FIVE HUNDRED AND NO/100 DOLLARS ($500.00). All insurance shall be with companies with a Best Insurance Report Rating of B+ or better, and Borrower will pay all premiums for insurance when due. Unless and until requested by Lender, Borrower shall not be required to name Lender as additional insured in such policy or to provide Lender a copy of the policy for or certificate evidencing such insurance, but when and if requested by Lender, the Borrower shall immediately (but no later than five (5) business days): (i) cause all policies of such insurance to specify that Lender is an additional insured as its interests may appear and to provide that such insurance shall not be cancellable by Borrower or the insurer without at least 30 days advance written notice to Lender and that proceeds are payable to Lender regardless of any act or omission of Borrower which would otherwise result in a denial of a claim; and (ii) deliver all policies or certificates thereof (with copies of such policies) to Lender. Borrower is authorized to receive the proceeds of any insurance loss and shall apply such proceeds toward either the repair or replacement of the Collateral or the payment of the Obligations secured hereby, so long as no Event of Default exists hereunder. The undersigned will also pay all taxes and other impositions on the Collateral as well as the cost of repairs or maintenance to the Collateral. If the undersigned fails to maintain such insurance or fails to pay any and all amounts for taxes, repairs, maintenance and other costs, Lender may, at its option, but shall not be required to, purchase such insurance or pay any premium owing with respect to such insurance or pay such amounts for taxes, repairs, maintenance and other costs, and any such sum paid by Lender shall be payable by the Borrower on demand by Lender or at its option may be added to the Obligations and secured hereby. The loss, injury or destruction of the Collateral, with or without the fault of Borrower, shall not release the Borrower from any liability hereunder or in any way affect Borrower’s liability hereunder.

     The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default” hereunder: (i) any failure of any Obligor (which term shall include the Borrower and each endorser, surety or guarantor of this Note) to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder, in any of the Loan Documents or in any other agreement, note, instrument or certificate of any Obligor to the Lender, now existing or hereafter executed in connection with any of the Obligations, including, but not limited to, a loan agreement, if applicable, and any agreement guaranteeing payment of any of the Obligations; (ii) any default of any Obligor in the payment or performance of any other liabilities, indebtedness or obligations to Lender or to allow or permit any other liabilities, indebtedness or obligations to Lender to be accelerated; (iii) any failure of any Obligor to furnish Lender current financial information within a reasonable time after receipt of a written request; (iv) any failure of any Obligor or any Pledgor of any security interest in the Collateral (the “Pledgor”) to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations or any guaranty securing the Obligations; (v) any warranty, representation or statement made or furnished to the Lender by or on behalf of any Obligor or Pledgor in connection with the extension of credit evidenced by this Note proving to have been false in any material respect when made or furnished; (vi) any sale, foreclosure of or material encumbrance to any of the Collateral, or the making of any material levy, seizure or attachment thereof or thereon or the rendering of any material judgment or lien or garnishment or attachment against any Obligor or Pledgor or its Collateral property (the term “material” as used in this subparagraph (vi) shall mean that which would materially impair the ability of Borrower to repay the Obligations when due); (vii) the dissolution, change in control (other than a transfer of control to an affiliate of Borrower; provided that Lender is notified in advance of said transfer and by which Lender consents to and approves in writing and further provided that the transferee assumes the indebtedness evidenced hereby), change of status to an organization, change of type of organization, termination of existence, insolvency, business failure, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower or any other Obligor or Pledgor; (viii) if Borrower, any Pledgor or any Obligor shall change its name, change its principal residence, change its chief executive office, change its status to an organization, change its state of organization, change its type of organization, or change its organizational identification number, as applicable, without giving Secured Party at least thirty (30) days’ prior written notice; (ix) the occurrence of any Discounted Payoff Rescission Event at any time during the Discounted Payoff Time Period; (x) the occurrence of any default or Event of Default (as such term is defined in the Related Note) under the Related Note; or (xi) any discontinuance or termination of any guaranty of any of the Obligations by a guarantor.
     Upon the occurrence of an Event of Default (and the expiration of any applicable notice and/or grace periods), to the extent permitted by law, the Lender at its option may terminate any obligation to extend any additional credit or make any other financial accommodation to the Borrower and/or may declare all of the Obligations to be immediately due and payable, all without notice or demand, and shall have in addition to and independent of the right to declare the Obligations to be due and payable and any other rights of the Lender under this Note or any other agreement with any Obligor or any Pledgor, the remedies of a secured party under the Code, including, without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof and to sell or otherwise dispose thereof; and for this purpose, to sign in the name of any Obligor or Pledgor any transfer, conveyance or instrument necessary or appropriate in order for the Lender to sell or dispose of any of the Collateral, and the Lender may, so far as the Borrower can give, authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom, without being liable in any way to any Obligor on account of entering any premises. The Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be. made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, or otherwise given, to the Borrower or Pledgor at the last address shown on the Lender’s records at least ten (10) days before such disposition. Lender may: (i) comply with any applicable state or federal law requirements in connection with a disposition of the Collateral; (ii) sell the Collateral without giving any warranties as to the Collateral; and (iii) specifically disclaim any warranties of title or the like and in so doing any of the foregoing will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If any Obligation (including but not limited to the Note) is a demand instrument, the statement of a maturity date, the requirement for the payment of periodic interest or the recitation of defaults and the right of Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event as Lender in its sole discretion may deem appropriate.
     The rights of the Lender specified herein shall be in addition to, and not in limitation of the Lender’s rights under the Code, or any other statute or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any Loan Documents or any other instrument or agreement executed by the Borrower, any other Obligor or any Pledgor to the Lender. All prior agreements to the extent inconsistent with the terms of this Note shall be construed in accordance with the provisions hereof. Any rights or remedies of the Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of the Lender. This agreement shall bind and inure to the benefit of the heirs, legatees, executors, administrators and assigns of Lender and shall bind all persons who become bound as a debtor to this security agreement.
     The security agreement set forth herein and the security interest in the Collateral created hereby shall terminate only when all of the Obligations have been indefeasibly paid in full and such payments are no longer subject to rescission, recovery or repayment upon the bankruptcy, insolvency, reorganization, moratorium, receivership or similar proceeding affecting the Borrower or any other person. No waiver by the Lender of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Borrower shall bind the heirs, legal representatives, successors and assigns of the Borrower. The Borrower and each endorser, surety or guarantor of this Note, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby severally: (i) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever, to the fullest extent permitted by applicable law; (ii) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice whether for a definite or indefinite time; and (iii) agree to remain liable until all of the Obligations are paid in full notwithstanding any impairment, substitution, release or transfer of Collateral or any one or more Borrower or Obligor by the Lender, with or without consideration, or of any extension, modification or renewal. No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing, The Borrower shall pay to the holder on demand all expenses, including reasonable attorneys’ fees and expenses of legal counsel, incurred by the holder in any way arising from or relating to the enforcement or attempted enforcement of the Note, any Loan Document and/or any related guaranty, collateral document or other document and the collection or attempted collection, whether by litigation or otherwise, of the Note. Time is of the essence.
     Borrower acknowledges and agrees that this Note and the Related Note are cross-collateralized; specifically, Borrower agrees that, in the event that any of the security instruments are realized upon, and the proceeds of such realization exceed the primary indebtedness secured thereby, the excess proceeds shall be retained by Lender and applied to the outstanding indebtedness secured by the other security instruments in the order of due date. Lender shall be entitled to retain all proceeds of any realization until all indebtedness secured by either this Note, the Related Note or any other Loan Documents shall have been paid in full. Lender shall have no obligation to release any Collateral pledged pursuant to this Note, the Related Note or any of the other Loan Documents until the entire indebtedness due and payable to Lender has been paid in full.
     Borrower acknowledges and agrees that Borrower shall be solely and exclusively responsible for, and that Lender shall not have any liability, obligation or responsibility of any kind or nature whatsoever, any discharge of indebtedness and/or cancellation of debt income that may be asserted, charged, imposed or assessed against Borrower, by any means or authority whatsoever, by virtue of this Note, the 2011 Assumption Agreement, any of the other Loan Document or otherwise, including but not limited to the terms and provision contained herein in this Note relating to the Discounted Principal Payoff Amount.
     Borrower acknowledges that Lender may reproduce by electronic means or otherwise any of the documents evidencing and/or securing the Obligations and thereafter may destroy the original documents. Borrower does hereby agree that any document so reproduced shall be and remain the binding obligation of Borrower, enforceable and admissible in evidence ageing it to the same extent as if the original documents had not been destroyed.

     This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of Georgia, except to the extent that the Code provides for the application of other law with respect to the Collateral. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance shall impair any such right or power, or shall such delay or omission be construed to be a waiver thereof by the Lender. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     In executing this Agreement, each of the parties hereto represents, warrants and certifies that it has received independent legal counsel and advice from its respective attorneys with regard to the facts involved in connection with the controversies set forth in this Agreement and subject matter hereof, and with regard to the rights or asserted rights arising out of said controversies, if any. In accepting the consideration referred to herein and in executing and delivering this Agreement, each of the parties does so with the full knowledge of any and all rights which each now has or, in the future, may have in connection with the aforementioned controversies, if any. This Agreement shall not be construed against the drafter.
     Whenever in this Agreement reference is made to any party or other person or entity such reference shall be deemed to include a reference to the heirs, executors, representatives, successors, assigns, and affiliates of such party. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. This Agreement may not be changed, discharged or terminated orally, but only by an instrument in writing signed by the parties against whom the enforcement of the change, waiver, discharge or termination is sought. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. The parties hereto do further agree that the provisions contained herein constitute the entire agreement of the parties as of this date, except as outlined by the 2011 Assumption Agreement, and that the terms hereof are contractual and not mere recitals.
     IN WITNESS WHEREOF, the Borrower and Lender have executed this Modification and Extension Promissory Note and Security Agreement No. 2 under seal as of the Agreement Date and made and agreed to be effective as of the Effective Date.

BORROWER:
Signed, sealed and delivered in the presence of:	SERVIDYNE SYTEMS, LLC, a Georgia limited liability company, for itself and as successor by merger to
THE WHEATSTONE ENERGY GROUP LLC, a Georgia limited liability company, f/k/a WEGI Acquisition, LLC

	By:	Abrams Power, Inc., a Georgia
Corporation, its Sole Member and Manager

		By:			(SEAL)

Witness			Title:

		Attest:			(SEAL)

Notary Public			Title:
[CORPORATE SEAL]

LENDER:
Signed, sealed and delivered in the	NATIONAL LOAN INVESTORS, L.P.
presence of:

		By:			(SEAL)

Witness			Title:

[COMPANY SEAL]
Notary Public

SCHEDULE 1 TO MODIFICATION AND EXTENSION PROMISSORY NOTE AND
SECURITY AGREEMENT NO. 2
DESCRIPTION OF ADDITIONAL AND OTHER PROPERTY CONSTITUTING COLLATERAL
(a)	All “Receivables” which means and includes
(1)	any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles (including payment intangibles), or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any person,

(2)	all guarantees, security and liens for payment thereof,

(5)	all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability,

(6)	all insurance, whether now in existence or hereafter acquired relating in any manner whatsoever to a Receivable, and

(5)	all proceeds of any of the foregoing.
(b)	All “Equipment” which means and includes, all machinery, apparatus, equipment, fittings, fixtures and other tangible personal property of every kind and description used in the Borrower’s business operations or owned by the Borrower or in which the Borrower has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor, and shall include, without limitation, all property that would be included in the terms “equipment” or “fixture” as defined in the Uniform Commercial Code and shall further include but not be limited to, all items described and listed on Addendum 1 attached hereto and by this reference made a part hereof.
(o)	All “Inventory” which means and includes all present and future goods in which Borrower has any interest, including merchandise, raw materials, other materials, parts, supplies, work in process and finished products, intended for sale or lease or for display or demonstration or to be furnished under a contract of service, used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower’s business, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from a sale or disposition of any of the foregoing and all documents evidencing and general intangibles relating to any of the foregoing, and Borrower’s books relating to any of the foregoing.
(p)	All “Contracts” which means and includes any agreement, contract, lease, consensual obligation, promise or undertaking irrespective of whether written or oral, whether express or implied, and whether or not legally binding, and any and all rights under any one or more Contracts, whether or not yet earned by performance, and whether or not evidenced by an instrument or chattel paper.
(q)	All “Intellectual Property” which means and includes all rights, priorities and privileges relating to any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; and any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, each of the foregoing whether arising under United States of America, multinational or foreign laws or otherwise, and including, without limitation, any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held; any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; all licenses or other rights to use any of the foregoing, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the foregoing; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
(r)	All balances, credits, deposits, accounts, items, and money of Borrower now or hereafter in the possession or control of or otherwise with Secured Party, including all dividends and distributions on such property or other rights in connection therewith.
(s)	All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (a), (b), (c), (d), (e), or (f) above.
(t)	All general intangibles.
(u)	All securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money.
(v)	All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing).
(w)	Any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.
(x)	All goods and other property, whether or not delivered,
(1)	the sale or lease of which gives or purports to give rise to any receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

(2)	securing any receivable,
including without limitation all rights as an unpaid vendor or lienor (including without limitation stoppage in transit, replevin and reclamation) with respect to such goods and other property.
(y)	All items and property listed and described on Addendum 2 attached hereto and by this reference made a part hereof.
(z)	All accessions to, substitutions for, additions to, and all replacements, products and cash and non-cash proceeds of (a), (b), (c), (d), (e), (h), (i), (j), (l) or (m) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the collateral, and any inventory of Borrower now or hereafter acquired with proceeds of any equipment.

EXHIBIT “A-3”
FORM OF ABRAMS GUARANTY
UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE
(ABRAMS POWER, INC.)
     THIS UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (“Guaranty”) is made and entered into this 9th day of March, 2011, by ABRAMS POWER, INC., a corporation organized and existing under the laws of the State of Georgia (“Guarantor”), to and in favor of NATIONAL LOAN INVESTORS, L.P., a Delaware Limited Partnership (hereinafter referred to as “Lender”), having an address of 5619 North Classen Blvd., Oklahoma City, Oklahoma 73118.
W I T N E S S E T H:
     WHEREAS, Lender has agreed to make a loan and/or extend credit (hereinafter referred to as the “Loan”) to SERVIDYNE SYSTEMS, LLC, a Georgia limited liability company (hereinafter referred to as the “Borrower”), in the amended, restated, renewed and modified amount of ONE MILLION SEVEN THOUSAND TWO HUNDRED FIFTEEN AND 49/100 DOLLARS ($1,007,215.49) (hereinafter referred to as the “Loan Amount”); and
     WHEREAS, the obligation to repay the Loan is evidenced by (i) that certain Modification and Extension Promissory Note and Security Agreement No. 1 of even date herewith in the original principal face amount of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00); and (ii) that certain Modification and Extension Promissory Note and Security Agreement No.2 of even date herewith in the original principal face amount of EIGHT HUNDRED FIFTY-SEVEN TWO HUNDRED FIFTEEN AND 49/100 DOLLARS ($857,215.49) (each of the foregoing being hereinafter collectively referred to as the “Note”); and
     WHEREAS, pursuant to that certain Loan Modification, Extension, Reaffirmation and Assumption Agreement of even date herewith between and among Borrower, Lender and Guarantor (the “Assumption Agreement”) and also as a condition to Lender’s making the Loan, Lender is requiring that Guarantor enter into this Guaranty; and
     WHEREAS, Guarantor hereby represents and warrants to Lender that the making of said Loan shall be to the direct benefit, interest and advantage of Guarantor;
     NOW, THEREFORE, for and in consideration of said benefit, the above-recited premises, $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Lender as follows:
     Guarantor hereby unconditionally and irrevocably guarantees as for Guarantor’s own debt, until full performance and payment have been effected: (a) the full, due and punctual payment of all principal and interest on all indebtedness to Lender under the terms of the Note, and the payment of all other obligations under the Note and/or the Assumption Agreement, whether in due course, by acceleration, or otherwise, and any and all extensions, revisions, amendments, modifications, restatements and/or renewals thereof, and under the terms of any instrument or document evidencing, securing or relating to the indebtedness evidenced by the Note and/or the Assumption Agreement (hereinafter, together with the Note and/or the Assumption Agreement, collectively referred to as the “Loan Documents”), including without limitation attorneys’ fees in the amount of fifteen percent (15%) of all principal and interest owing on the Note if collected by or through an attorney at law; (b) the full and prompt performance of any and all obligations of Borrower to Lender under the terms of the Loan Documents; and (c) the full, due and punctual payment of all principal and interest on all other indebtedness owed by Borrower to Lender, however and whenever evidenced, whether in due course, by acceleration, or otherwise, and any and all extensions, revisions, amendments, modifications, restatements and/or renewals thereof (all of the foregoing being hereinafter referred to as the “Obligations”).

     This Guaranty is a guaranty of payment and performance and not of collection. The liability of Guarantor hereunder shall be direct and immediate. This Guaranty shall be a guarantee as for the own debts of Guarantor, and, accordingly, Lender shall not be obligated, before enforcing this Guaranty against Guarantor, to take any action in any court against Borrower or any other guarantor of the Obligations, to make any claim in a liquidation or bankruptcy of Borrower or of any other guarantor of the Obligations, to make demand of Borrower or of any other guarantor of the Obligations, or to enforce or seek to enforce any other security held by any person with respect to the Obligations. This Guaranty shall be a continuing security in addition to and not in substitution for any other security now or hereafter held by or on behalf of Lender with respect to the Obligations and shall not be discharged except by: (i) complete performance by Borrower of all of the Obligations; or (ii) full payment and performance by Guarantor hereunder.
     Guarantor shall not be exonerated from Guarantor’s obligations hereunder by any time being given to or by any concession or arrangement or indulgence granted to or made with Borrower or by any delay or waiver on the part of Lender or by anything done or omitted which, but for this provision, might operate so to exonerate Guarantor or by any invalidity, unenforceability, limitation or the lapse of any security or evidence of indebtedness given to Lender by Borrower or any other person. Lender may, at any time and from time to time, without the consent of or notice to Guarantor, and without incurring any responsibility to Guarantor, and without impairing or releasing any of its rights, or any of the obligations of Guarantor hereunder: (a) change the manner, place or terms of payment or change or extend the time of payment of or renew or otherwise alter the Obligations in any manner; (b) sell, exchange, release or otherwise deal with all or any part of any property, real or personal, by whomsoever at any time pledged, conveyed or mortgaged to secure, or howsoever securing, the Obligations; (c) release anyone liable in any manner for the payment or collection of the Obligations (other than Borrower); (d) exercise or refrain from exercising any rights against Borrower and others (including any other guarantor of the Obligations), and Guarantor hereby expressly waives any statutory right pursuant to O.C.G.A. 10-7-24 to require any holder of the Obligations to take action against Borrower; and (e) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as Lender shall elect. Guarantor, to the fullest extent permitted by law, hereby waives the following: (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon, and of any default of Borrower in the payment of the Obligations; (b) any presentment, demand, protest or notice thereof or of any other kind; and (c) any other act or thing or omission or delay to do any other act or thing which might in any manner or to any extent vary the risk of Guarantor or which might otherwise operate as a discharge of Guarantor. It is fully understood that until each and every one of the covenants and agreements of this Guaranty is fully performed, Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance, or delay, or other act or omission of Lender of its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Guarantor, and Guarantor hereby expressly waives and surrenders any defense to the performance of Guarantor’s undertakings hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers, or any of them, it being the purpose and intent of the parties hereto that the covenants, agreements and all undertakings hereunder are absolute, unconditional, and irrevocable under any and all circumstances except as expressly provided herein.
     If any default under the Note shall have occurred and be continuing and Lender or the holder of any of the Obligations is prevented from accelerating payment thereof, Lender or such holder shall be entitled to receive hereunder from Guarantor, upon demand therefore, the sums which otherwise would have been due had such acceleration occurred.
     Guarantor further confirms that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of principal of, or any part thereof, or interest on, any of the Obligations is rescinded or must otherwise be restored by Lender upon the bankruptcy of Borrower, or otherwise. In furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against Guarantor by virtue hereof, upon failure of Borrower to pay any of the Obligations when and as the same shall become due, whether upon demand, at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to and will, upon receipt of written demand by Lender, pay or cause to be paid, not later than ten (10) days following the date of receipt of such written demand, to Lender, the respective holder of any of the Obligations, or any party entitled thereto, in cash, an amount equal to the sum of: (i) the unpaid principal amount of the Obligations; (ii) accrued but unpaid interest on such Obligations; and (iii) any and all other sums due and then owing under the Obligations. All sums payable by Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without setoff, counterclaim, deduction, or withholding whatsoever, or, in the event that Guarantor is required by law to make any such deduction or withholding, Guarantor shall, to the extent permitted by law, pay to Lender such amount as will result in the receipt by Lender of the full amount due Lender hereunder.
     In addition, Guarantor further agrees to pay all costs and expenses paid or incurred by or on behalf of Lender in (i) collecting any and all sums owing under this Guaranty including without limitation attorneys’ fees in the amount of fifteen percent (15%) of all sums due and payable under this Guaranty; (ii) enforcing this Guaranty and the representations, covenants and agreements of Guarantor set forth herein; and (iii) enforcing its rights under the security given by Guarantor for this Guaranty and under any security given by the Borrower or any other guarantor relating to the Obligations. Any and all sums owing hereunder shall, from their due date, bear interest at the default rate of interest set forth in the Note until paid in full.
     This Guaranty shall be binding upon Guarantor and Guarantor’s heirs, legal representatives, successors, and permitted assigns. Each reference herein to Lender shall be deemed to include its successors and assigns (including, but not by way of limitation, any holder of the Obligations) in whose favor the provisions of this Guaranty shall also inure. In the event that any term of provision hereof shall conflict with any term or provision of the Loan Documents, the term or provision hereof shall control. Words herein importing the masculine shall include the feminine and neuter genders, and words herein importing persons shall include legal entities, and the singular shall include the plural, and vice versa, all as the context shall require. If more than one person or entity constitutes Guarantor, all of the provisions hereof shall be construed to refer to each such person or entity, individually and collectively. Each such person or entity comprising Guarantor shall in all respects be jointly and severally liable and obligated to Lender hereunder. This Guaranty may not be amended except in writing signed by Lender and Guarantor. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Lender or any officer or agent of Lender, except in the writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantor until all obligations guaranteed hereby have been completely performed or until Guarantor has been released in writing by Lender. In case any provision in this Guaranty shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and to the fullest extent allowed by law there shall be deemed substituted for the offending provision or provisions valid, legal, and enforceable provision or provisions as similar as possible to the offending provision.
     Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor or realized from any security in such manner and in such priority as Lender in its sole judgment shall see fit to the Obligations.
     Guarantor warrants and represents to Lender that all financial statements heretofore delivered by Guarantor to Lender are true and correct in all respects as of the date hereof.
     Furthermore, Guarantor shall comply with and perform all covenants, conditions, and agreements on Guarantor’s part to be performed under the Loan Documents.
     Guarantor acknowledges that this Guaranty, the Note, and all other Loan Documents were executed and/or delivered in the State of Georgia and shall be governed and construed in accordance with the laws of the State of Georgia, notwithstanding any conflicts of law rules or principles that might refer construction of any provision hereof to the laws of another jurisdiction.
     Guarantor hereby submits to personal jurisdiction in the State of Georgia for the enforcement of this Guaranty and waives any and all personal rights under the laws of the State of Georgia or the United States to object to jurisdiction within the State of Georgia for the purposes of litigation to enforce this Guaranty. Without limiting the generality of the foregoing, Guarantor hereby submits to service of process, to venue, and to personal jurisdiction in the State Court of Cobb County, Georgia, the Superior Court of Cobb County, Georgia, or the United States District Court, Northern District of Georgia, Atlanta Division, and waives all rights Guarantor might have to make objections to lack of personal jurisdiction or lack of venue in all of said Courts.
     Guarantor hereby knowingly, irrevocably, and unconditionally waives any right to a trial by jury in any action (whether sounding in contract, tort, or otherwise) to enforce or defend any matter arising from or relating in any way to this Guaranty or any other document or agreement evidencing or relating to the Loan, whether any such right is now or hereafter existing.

     The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding hereon as a prima facie proof of the items set forth therein.
     Any notice or demand which by any provision of this Guaranty is required or permitted to be given to Guarantor shall be deemed to have been sufficiently given or served for all purposes by being delivered personally or by being mailed via Certified Mail, Return Receipt Requested, postage prepaid, to Guarantor at the address of Guarantor set forth at the end of this Guaranty, or at such other address as shall have been designated by like written notice to Lender.
     Until payment in full by Guarantor of any and all sums owing to Lender hereunder, all rights of Guarantor against Borrower arising as a result thereof by way of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor and subordinates any and all security held by Guarantor to the Loan and to all security held by Lender. Guarantor agrees with Lender that Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain a superior interest to Lender in any of the security for the Loan; provided, however that if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.
     If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity. The provisions of this paragraph shall control every other provision of this Guaranty.
     This Guaranty is assignable by Lender without notice to or consent of Guarantor, and any assignment hereof by Lender shall operate to vest in such assignee all rights and powers herein conferred upon and granted to Lender. This Guaranty is not assignable by Guarantor.
     IN WITNESS WHEREOF, Guarantor, acting by and through its duly authorized officer, member, or manager, has signed and sealed this Guaranty the day and year first above written.

GUARANTOR:
ABRAMS POWER, INC.,
a Georgia corporation

	By:			(SEAL)

Witness		Title:

	Attest:			(SEAL)

Notary Public		Title:

[CORPORATE SEAL]

Address for Guarantor: